AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment (this "Amendment") amends and modifies the Employment Agreement (the "Agreement") between Life Re Corporation, a Delaware corporation (the "Company"), and Douglas M. Schair (the "Executive"), effective as of June 9, 1995.

     WHEREAS, the Company and the Executive desire to amend the Agreement to provide the Executive with additional security in the event of a change in control of the Company;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

          (1) A paragraph 9A, which reads in its entirety as follows, shall be added to the Agreement:

               9A. Change in Control. Within thirty days after the occurrence of a Triggering Event, the Executive, in his sole discretion, may elect to either (i) terminate his employment with the Company following the occurrence of the Change in Control relating to the Triggering Event (if such Change in Control actually does occur), or (ii) continue his employment with the Company, regardless of the occurrence of the Change in Control. If the Executive does not inform the Company of his decision to terminate his employment therewith following the related Change in Control (should such Change in Control actually occur) within thirty (30) days after the occurrence of the Triggering Event, the Executive will be deemed to have elected to continue his employment with the Company. If the Executive elects to terminate his employment with the Company following the occurrence of the Change in Control, upon such termination, pursuant to the last paragraph of this paragraph 9A, the Company will cause the Executive to be paid the amount the Executive would have been paid under paragraph 9(a) had his employment with the Company been terminated by the Company following the occurrence of a Change in Control.

               For purposes of this paragraph 9A, a "Triggering Event" shall mean solely the earliest to occur of the following:

               (i) for purposes of a Change in Control under paragraph 20(e)(i), the date as of which any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this paragraph 20(e), "Person") files a Form A or similar application with a regulatory authority in either case which evidences an intent to effect a Change in Control; and

               (ii) for purposes of a Change in Control under paragraph 20(e)(ii) or (iii), the date on which notice of the applicable shareholder vote is sent to holders of common stock of the Company.

               Upon receiving timely notice from the Executive that he has elected to terminate his employment with the Company should the Change in Control actually occur pursuant to this paragraph 9A, the Company shall fully and immediately fund the trust established for the benefit of the Executive and other similarly-situated executives of the Company ("Trust") for the payment of the amount referred to in the last sentence of the first paragraph of this paragraph 9A. If the Executive elects to terminate his employment with the Company pursuant to this paragraph 9A and a Change in Control does occur, pursuant to the terms of the trust agreement establishing the Trust, the trustee of the Trust will be directed by the Company to pay all of the funds in the Trust to the Executive upon his termination of employment with the Company. If the Change in Control does not occur within eighteen (18) months of the date on which the trust is funded, the Trust corpus shall be returned to the Company and all of the provisions of this paragraph 9A shall again become newly effective as if never triggered.

          (2)  This Amendment shall be effective as of September 1, 1996.

          (3) No other provision of the Agreement shall be changed or modified by this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its authorized representatives, and the Executive has hereunto set his hand, as of November 11, 1996.

                                   LIFE RE CORPORATION



                                   By: /s/ W. Weldon Wilson,
                                        Vice President,
                                         General Counsel and Secretary


                                   EXECUTIVE:



                                   By: /s/ Douglas M. Schair